SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549



                                 FORM 8-K



                              CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of
                   the Securities exchange Act of 1934



                      Date of Report:  April 2, 1998



                            LG&E ENERGY CORP.
          (Exact name of registrant as specified in its charter)

              Kentucky           1-10568          61 - 1174555
          (State or other      (Commission      (I.R.S. Employer
          jurisdiction of      File Number)   Identification No.)
           incorporation)



                           220 West Main Street
                              P.O. Box 32030
                           Louisville, KY 40232
                 (Address of principal executive offices)



                              (502) 627-2000
                     (Registrant's telephone number)

Item 5.  Other Events.

On April 2, 1998, LG&E Energy Corp. and KU Energy Corporation announced that they will close their merger transaction effective May 4, 1998, subject to Securities and Exchange Commission (SEC) final approval and the satisfaction and confirmation of certain closing conditions set forth in their merger agreement.

Item 7(c).  Exhibits Filed.

Exhibit
Number              Description

99.01               News Release dated April 2, 1998.


                                SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


LG&E ENERGY CORP.
Registrant


Date:  April 8, 1998            /s/ John R. McCall
                                John R. McCall
                                Executive Vice President, General
                                Counsel and Corporate Secretary